UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02. Termination of a Material Definitive Agreement

On January 11, 2017, JetPay Corporation (“JetPay” or the “Company”) repaid the $5 million promissory note (the “Note”) held by Merrick Bank Corporation as part of the Merrick Settlement and Release Agreement (defined below) previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2016 (the “July Form 8-K”). The timely pay off of the Note satisfied the Company’s obligations to Merrick Bank Corporation under that certain settlement and release agreement, dated July 26, 2016, by and among Merrick Bank Corporation, the Company and the other parties thereto (the “Merrick Settlement and Release Agreement”) regarding certain civil actions involving the Company in the Federal District Court for the District of Utah. As a result, each of the Stipulated and Confessed Judgments executed by the Company in connection with the Settlement and Release Agreement and described in the July Form 8-K are void, unenforceable and of no effect.

As also described in the July Form 8-K, JetPay has available up to 2.2 million shares of JetPay common stock currently held by a former owner of JetPay, LLC, one of the companies acquired by JetPay in December 2012, as indemnification against JetPay’s obligations under the Note.

Item 7.01. Regulation FD Disclosure

On January 17, 2017, the Company issued a press release announcing the Satisfaction of Obligations under the Settlement and Release Agreement with Merrick Bank Corporation. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated January 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2017
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

Exhibit Index

Exhibit Number

99.1	Press Release dated January 17, 2017.